UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2024

ARAX HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

820 E Park Ave, Bld. D200 Tallahassee, Florida	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 850 254 1161

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On behalf of Arax Holdings Corp. (the "Registrant"), this current report on Form 8-K is furnished to disclose recent updates regarding the delay in completing the audit of the Registrant's annual report for the last fiscal year-end. The Registrant has identified challenges encountered by its auditors in interpreting the timeline and application of the generally accepted accounting principles (GAAP), specifically Subtopic 985-20,-25 relating to the capitalization of software production costs for external use subsequent to reaching Technological Feasibility. These intricate GAAP provisions stipulate precise timelines for capitalization eligibility of certain production costs. The Registrant is diligently collaborating with its auditors to finalize the Technological Feasibility determination and the appropriate capitalization of software production costs. A resolution is forthcoming, and the Registrant is committed to finalizing and filing the annual report promptly. Upon conclusion of the annual report, focus will shift to completing and filing the subsequent Quarterly report. Shareholders and interested parties may direct inquiries or comments to investors@arax.cc.

Item 9.01 Financial Statements and Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

Dated: April 3, 2024	By:	/s/ Christopher D. Strachan
Christopher D. Strachan
Chief Financial Officer

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